Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of VWF Bancorp, Inc. of our report dated March 4, 2022, on the financial statements of Van Wert Federal Savings Bank included in the Prospectus contained in such Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.

WIPFLI LLP

March 11, 2022

Eau Claire, Wisconsin